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                                                                    Exhibit 5.01

August 6, 2003

J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
BNY Capital Markets, Inc.
Morgan Keegan & Company, Inc.
ABN AMRO Incorporated
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.
NatCity Investments, Inc.
PNC Capital Markets, Inc.
     As Initial Purchasers
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel for Westinghouse Air Brake Technologies Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale to the Initial Purchasers named in Schedule 1 (the "Initial Purchasers") of their respective amounts of $150,000,000 aggregate principal amount of the Company's 6 7/8% Senior Notes due in 2013 (the "Notes"). As used herein, "Indenture" refers to the Indenture pursuant to which the Notes will be issued, dated as of August 6, 2003, between the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"); "Depositary" refers to The Depository Trust Company, the depositary for the Notes issued in book-entry form in the name of Cede & Co., as nominee; "Purchase Agreement" refers to the Purchase Agreement, dated July 23, 2003, among the Company, the Guarantors, and J.P. Morgan Securities Inc., as representative of the Initial Purchasers; "Registration Rights Agreement" refers to the Exchange and Registration Rights Agreement, dated August 6, 2003; "Preliminary Offering Memorandum" refers to the preliminary offering memorandum of the Company, dated July 11, 2003; and "Offering Memorandum" refers to the Offering memorandum of the Company, dated July 23, 2003, which the Company will deliver to the Initial Purchasers; and "Exchange Act Documents" refers to the documents incorporated by reference in the Offering Memorandum.

Capitalized terms used but not defined herein shall have, unless the context otherwise requires, the respective meanings assigned to them in the Purchase Agreement. This opinion is furnished to you pursuant to Section 5(f) of the Purchase Agreement.

For purposes of this opinion, we have examined, among other things, originals, photocopies of originals or certified copies of the following documents:

We have examined (i) the Restated Certificate of Incorporation of the Company, as amended, as on file with the Secretary of the State of Delaware, and the certificate or articles of incorporation of each Guarantor as on file with the Secretary of State or other appropriate official in its jurisdiction of organization, (ii) the By-Laws of the Company and each of the Guarantors as amended to date, certified by the applicable secretary or assistant secretary,
(iii) the Purchase Agreement, (iv) the Indenture, (v) the Registration Rights Agreement, (vi) a form certificate for the Notes (vii) resolutions adopted by the Board of Directors of the Company authorizing, inter alia, the delivery of the Preliminary Offering Memorandum and the Offering Memorandum, the

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issuance of the Securities and related matters, certified by the Secretary of the Company and resolutions adopted by the Board of Directors of each of the Guarantors authorizing the execution and delivery of the Guarantees, and (viii) such other documents, certificates, legal opinions, corporate records, statutes and decisions as we deemed necessary or appropriate for the purposes of this opinion.

The documents, agreements and instruments referred to in clauses (iii) through
(vi) above are referred to herein as the "Transaction Documents."

In making such examination and in rendering the opinions set forth below, we have assumed the genuineness of all signatures (other than those officers of the Company and the Guarantors), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. As to any facts relevant to our opinion which were not independently established, we have relied upon information given to us by officers of the Company and the Guarantors. We have made no independent examination of factual matters set forth in the aforesaid documents or representations for the purpose of rendering this opinion. We know of no facts, however, which lead us to believe that such factual matters are untrue or inaccurate in any material respect.

We have also examined to our satisfaction such officers' certificates, with respect to the accuracy of material factual matters contained therein and not independently established, documents, records and statements of officers and other representatives of the Company or the Guarantors and made such inquiries of law as we have deemed appropriate or necessary as the basis for the opinions set forth below.

We have assumed that each of the parties to the Transaction Documents (other than the Company and the Guarantors) has the power and authority and has taken the action necessary to authorize the execution and delivery of, and the performance of its obligations under, the Transaction Documents to which it is a party, that such Transaction Documents have been validly executed and delivered by each such party and are binding thereon, and that no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency, which has not been obtained or made, is required for the valid execution or delivery by such party of, or the performance of its obligations under, the Transaction Documents.

Based upon and subject to the foregoing, and subject to the exceptions, qualifications, limitations, assumptions and reliances stated herein, it is our opinion that:

          (a) The Company and each of the Guarantors have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not have a Material Adverse Effect;

          (b) The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; and all the outstanding shares of capital stock or other equity interests of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable;

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          (c)  The Company and each of the Guarantors have full right, power and authority to execute and deliver each of the Transaction Documents to which each is a party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken;

          (d) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

          (e) The Notes have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in the Purchase Agreement, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

          (f) The Exchange Securities have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

          (g) The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Guarantors; and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and, when duly executed and delivered by the other parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy;

          (h) Each Transaction Document conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum;

          (i) The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) to our knowledge conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the

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Company or any of the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the property or assets of the Company or any of the Guarantors is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Guarantors or (iii) result in the violation of any law or statute known to us or to our knowledge any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not have a Material Adverse Effect;

          (j) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) with respect to the Exchange Securities under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement and (iii) which would not result in a Material Adverse Effect if not obtained;

          (k) To our knowledge, except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any Guarantor is or may be a party or to which any property of the Company or any Guarantor is or may be the subject that, if determined adversely to the Company or any Guarantor, could reasonably be expected to have a Material Adverse Effect; and to our knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or any other third-party;

          (l) The descriptions in the Offering Memorandum of statutes, legal, governmental and regulatory proceedings and contracts and other documents in so far as such descriptions are summaries thereof are accurate in all material respects;

          (m) The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum (other than the financial statements and other financial information contained therein, as to which we express no opinion), when filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

          (n) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act;

          (o) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System;

          (p) Assuming the accuracy of the representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

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The opinions, expressed herein are subject in all respects to the following further qualifications, limitations and exclusions:

     1. The opinions set forth above with respect to the enforceability of the Transaction Documents are subject to the effects of laws relating to fraudulent conveyances, transfers and obligations, including, without limitation, Bankruptcy Code Section548, the Uniform Fraudulent Transfer Act and other laws in pari materia. The foregoing opinions with respect to enforceability are further qualified by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principals affecting creditor's rights generally and by general principles of equity, public policy considerations, judicial discretion and general requirements of good faith and fair dealing and commercial reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2. The enforceability of any acceleration rights and the availability of equitable remedies may be limited by equitable principals of general applicability.

     3. We express no opinion as to any provisions in the Transaction Documents relating to the waiver of any defenses or rights, jurisdiction or release of any party.

     4. We express no opinion as to the enforceability of the indemnification or contribution provisions contained in any of the Transaction Documents (including without limitation indemnification and contribution provisions relating to violations of securities laws) insofar as said provisions may be limited by applicable law, contravene public policy or may otherwise require indemnification, contribution or payments with respect to any litigation against a party to any of the Transaction Documents determined adversely to the other party or parties to such litigation, or any loss, cost or expense arising out of an indemnified party's gross negligence or willful misconduct or any violation by an indemnified party of statutory duties, general principles of equity or public policy.

     5. Our opinions are issued as of the date hereof and are limited to the laws now in effect as to which our opinions relate and facts and circumstances in existence on the date hereof, and we assume no undertaking to advise you of any changes in the opinions expressed herein as a result of any change in any laws, facts or circumstances which may come to our attention after the date hereof.

     6. References in the opinions above to matters "known to us," a statement made "to our knowledge" or words of similar import are intended to indicate that, during the course of our representation of the Company, no information that would give current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this Firm who have had regular involvement in representing the Company. Furthermore, with your permission we have made no independent investigation of any such matter other than as set forth herein and no inferences to the contrary should be drawn from our representation of the Company in this matter.

The qualifications and exceptions set forth in paragraphs (1) through (4) above are herein referred to as the Enforceability Exceptions.

The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Pennsylvania and the State of New York and the Federal laws of the United States of America, in each case as presently enacted and construed.

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of Ernest & Young LLP and with representatives of the Initial Purchasers at which the contents of the Offering Memorandum, and any supplements or

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amendments thereto, and related matters were discussed and, although we are not passing upon (other than as specified above) and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, we do not have any knowledge which leads us to believe that the Offering Memorandum (including the Exchange Act Documents), as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion as to the financial statements or other financial data included in the Offering Memorandum or the Exchange Act Documents).

This letter is furnished solely for your benefit in connection with matters relating to the Transaction Documents and may not be used or relied upon by any other person or for any other purpose without our prior written consent, except that Cahill Gordon & Reindel LLP, counsel to the Initial Purchasers, are authorized to rely on this opinion as to all matters of Pennsylvania law expressed herein.

                                        Very truly yours,

                                        /s/ Reed Smith LLP


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